SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
            (Exact name of registrant as specified in its charter)

                Delaware                                     13-2740599
              ------------                                  ------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)
        4 World Financial Center
           New York, New York                                   10080
         ----------------------                               -------
(Address of principal executive offices)                     (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to                      securities pursuant to
Section 12(b) of the Exchange Act           Section 12(g) of the Exchange Act
and is effective pursuant to                and is effective pursuant to
General Instruction A.(c), please           General Instruction A.(d), please
check the following box. |X|                check the following box. |_|
                          -

Securities Act registration statement file number to which this form relates:
333-122639
----------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------
8% Monthly Income Strategic Return              The American Stock Exchange
Notes(R) Linked to the CBOE S&P 500
BuyWrite Index due January 3, 2011


Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1.           Description of Registrant's Securities to be Registered.
                  -------------------------------------------------------

     The description of the general terms and provisions of the 8% Monthly Income Strategic Return Notes(R) Linked to the CBOE S&P 500 BuyWrite Index due January 3, 2011, issued by Merrill Lynch & Co., Inc. (the "Notes"), set forth in the Preliminary Pricing Supplement, dated December 5, 2005, and the Prospectus Supplement and Prospectus, each dated February 25, 2005, attached hereto as Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Notes contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-122639, which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.           Exhibits.
                  --------

                  99(A)        Preliminary Pricing Supplement, dated
                               December 5, 2005, and the Prospectus Supplement and Prospectus, each dated February 25, 2005 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

                  99 (B)       Form of Note.

                  99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*

     Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.






---------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           MERRILL LYNCH & CO., INC.



                                           By: /s/ Judith A. Witterschein
                                               ---------------------------
                                                   Judith A. Witterschein
                                                          Secretary

Date:   December 28, 2005

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                           MERRILL LYNCH & CO., INC.





                                   EXHIBITS
                                      TO
                       FORM 8-A DATED DECEMBER 28, 2005

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
-----------
99 (A) Preliminary Pricing Supplement, dated December 5, 2005, and the Prospectus Supplement and Prospectus, each dated February 25, 2005 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

99 (B)               Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*






---------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

2




                                                                EXHIBIT 99 (B)



THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.:  R-              CUSIP No.:             PRINCIPAL AMOUNT:  $

                           MERRILL LYNCH & CO., INC.
                          Medium-Term Notes, Series C
                   Monthly Income Strategic Return Notes(R)
                                 (the "Notes")


INDEX:                         INDEX PUBLISHER:                         ORIGINAL ISSUE DATE:

STATED MATURITY:               STARTING VALUE:                          CALCULATION AMOUNT:

                                                                        $

REFERENCE INDEX:               REFERENCE INDEX                          MONTHLY PAYMENT
                               ADJUSTMENT FACTOR:                       ADJUSTMENT AMOUNT:

                                    % per annum (applied daily            % per annum (applied monthly
                               on the basis of a 365-day year)          on the basis of a 360-day year of
                                                                        twelve 30-day months

MONTHLY PAYMENT RATE:          MONTHLY PAYMENT DATE:                    MONTHLY PAYMENT ADJUSTMENT DATE:

        % per annum            The     Banking Business Day             The   day of each month, beginning
                               (as defined herein) following
                               the Monthly Payment Adjustment
                               Date (as defined herein)

EXCHANGE MONTH:                DEFAULT RATE:                            CALCULATION AGENT:

                                      %                                 Merrill Lynch, Pierce,
                                                                        Fenner & Smith Incorporated
                                                                        (unless otherwise specified)

DENOMINATIONS:                 SPECIFIED CURRENCY:                      OTHER PROVISIONS:
Integral multiples of $10      United States dollar
(unless otherwise specified)   (unless otherwise specified)

         Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) at the Stated Maturity or the Exchange Amount (as defined below) on an Exchange Date (as defined below) or the Early Redemption Amount (as defined below) on an Early Redemption Date (as defined below).

         Payment or delivery of the Redemption Amount, Exchange Amount or Early Redemption Amount, as applicable, and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment at Stated Maturity

         Unless this Global Note has previously been exchanged by the Holder or redeemed by the Company, at the Stated Maturity, a Holder shall receive a cash payment equal to the Redemption Amount. The "Redemption Amount" with respect to this Global Note shall be determined by the Calculation Agent and shall equal:

            Calculation Amount       (  Ending Value   )
                                 X   (  ------------   )
                                     (  Starting Value )

         For purposes of determining the Redemption Amount, the "Ending Value" shall be determined by the Calculation Agent and shall equal the average of the closing levels of the Reference Index determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days during the Calculation Period, then the Ending Value shall equal the average of the closing levels of the Reference Index on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value shall equal the closing level of the Reference Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value shall equal the closing level of the Reference Index determined on the last scheduled Trading Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below), on that scheduled Trading Day.

         The "Calculation Period" means the period from and including the seventh scheduled Trading Day before the Stated Maturity to and including the second scheduled Trading Day before the Stated Maturity.

         A "Calculation Day" means any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred.

         A "Trading Day" means a day, as determined by the Calculation Agent, on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), The Nasdaq Stock Market (the "Nasdaq") and the Index Publisher are open for trading and the Index or any Successor Index (as defined below) is calculated and published.

         All determinations made by the Calculation Agent shall, absent a determination of a manifest error, be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

Monthly Payments

         The Company shall make monthly payments on the Principal Amount of this Global Note at a rate equal to the Monthly Payment Rate from and including the Original Issue Date or from the most recent Monthly Payment Date for which monthly payments have been paid or provided for. No monthly payment will accrue, or be paid, during the final month of the term of this Global Note. Monthly payments on the Principal Amount of this Global Note shall be paid in cash in arrears on the Monthly Payment Dates to but excluding the month in which the Stated Maturity, Exchange Date or Early Redemption Date, as applicable, occurs. On each Monthly Payment Date, the Company shall make the monthly payments to the Holder in whose name this Global Note is registered at the close of business on the second Banking Business Day (as defined below) following the related Monthly Payment Adjustment Date. If the Monthly Payment Adjustment Date falls on a day that is not a Banking Business Day, the Monthly Payment Adjustment Date will be the next succeeding Banking Business Day.

         Monthly payments on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If a Monthly Payment Date falls on a day that is not a Banking Business Day, the monthly payment otherwise due on such Monthly Payment Date shall be made on the next succeeding Banking Business Day and no additional interest shall accrue as a result of the delayed payment.

         A "Banking Business Day" means any day other than a Saturday or Sunday that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Exchange of the Notes Prior to the Stated Maturity

         This Global Note may be exchanged in whole or in part at the option of a Holder in whole Denominations for a cash payment equal to the Exchange Amount during any Business Day (as defined below) that occurs during an Exchange Notice Period by delivery of written notice from the Holder to the Trustee (as defined below) (in the form of Annex A attached hereto). To the extent that this Global Note is exchanged in part, the Principal Amount shall be reduced by the amount so exchanged and the Principal Amount then outstanding shall be as maintained in the records of the Trustee.

         An "Exchange Notice Period" means the period from and including the first calendar day of the applicable Exchange Month to and including 12:00 noon in The City of New York on the fifteenth calendar day during the applicable Exchange Month. If the fifteenth calendar day of the applicable Exchange Month is not a Business Day, then the Exchange Notice Period shall be extended to 12:00 noon in The City of New York on the next succeeding Business Day.

         The "Exchange Amount" shall be equal to the Redemption Amount, calculated as if the Exchange Date were the Stated Maturity; provided, however, that the Ending Value shall be equal to the closing level of the Reference Index on the Exchange Date.

         An "Exchange Date" shall be the third Trading Day following the end of the applicable Exchange Notice Period. If a Market Disruption Event occurs on the third Trading Day following an Exchange Notice Period, the Exchange Date for that year shall be the next succeeding Trading Day on which a Market Disruption Event does not occur. The Exchange Amount shall be paid three Banking Business Days after the Exchange Date.

         A "Business Day" means a day on which the NYSE, the AMEX, the Nasdaq and the Index Publisher are open for trading.

Early Redemption

         If on any Trading Day before the first Calculation Day of the Calculation Period the closing level of the Reference Index is equal to or less than 20, this Global Note shall be redeemed by the Company on the fifth Banking Business Day following such date (the "Early Redemption Date"). On the Early Redemption Date, a Holder shall receive a cash payment with respect to the Principal Amount of this Global Note, equal to the Redemption Amount; provided, however, for the purpose of calculating the

Redemption Amount to be paid on an Early Redemption Date, the Ending Value shall equal the closing level of the Reference Index on the Trading Day immediately succeeding the Trading Day the closing level of the Index was equal to or less than 20 (the "Early Redemption Amount"), regardless of the occurrence of a Market Disruption Event on such Trading Day.

Adjustments to the Index; Market Disruption Events

         If at any time the Index Publisher makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index so that the Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Index, as so adjusted.

         "Market Disruption Event" means either of the following events as determined by the Calculation Agent:

         (A) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the S&P 500 Index or any Successor Index; or

         (B) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the applicable exchange or otherwise, in option contracts or futures contracts related to the Index or the S&P 500 Index, or any Successor Index, which are traded on any major U.S. exchange.

         For the purpose of determining whether a Market Disruption Event has occurred:

         (1) a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the applicable exchange;

         (2) a suspension in trading in a futures or option contract on the Index or the S&P 500 Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension of or material limitation on trading in futures or option contracts related to that index;

         (3) a suspension of or material limitation on trading on the applicable exchange shall not include any time when that exchange is closed for trading under ordinary circumstances; and

         (4) for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, shall be considered "material".

Discontinuance of the Index

         If the Index Publisher discontinues publication of the Index and the Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a "Successor Index"), then, upon the Calculation Agent's notification of that determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute such Successor Index as calculated by the Index Publisher or any other entity for the Index and provide the levels of the successor index to AMEX for purposes of calculating the level of the Reference Index.. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of this Global Note.

         In the event that the Index Publisher discontinues publication of the Index and:

          o    the Calculation Agent does not select a Successor Index; or

          o    the Successor Index is not published on any of the Calculation
               Days,

the Calculation Agent shall compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the Index as described below, the Successor Index or level shall be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

         If the Index Publisher discontinues publication of the Index before the first Calculation Day in the Calculation Period or before the Exchange Amount or Early Redemption Amount, as applicable, are determined, and the Calculation Agent determines that no Successor Index is available at that time, then on each Trading Day until the earlier to occur of:

          o    the determination of the Ending Value; or

          o a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent shall determine the value that would be used in computing the Redemption Amount, Exchange Amount or Early Redemption Amount, as applicable, as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

General

         All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

         This Global Note is one of a duly authorized issue of the Company's Medium-Term Notes, Series C, and designated as Monthly Income Strategic Return Notes(R) which are due at the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing the Notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

         In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to the Principal Amount of this Global Note, shall be equal to the Redemption Amount, calculated as though the date of acceleration were the Stated Maturity.

         In case of default in payment of this Global Note, whether at the Stated Maturity or upon exchange or acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that such payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

         No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount, Exchange Amount or Early Redemption Amount hereof, as applicable, and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

         Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company and each Holder by acceptance hereof hereby agree (in absence of an administrative determination or judicial ruling to the contrary) to characterize and treat this Global Note for all tax purposes as an investment unit consisting of the following components: (i) a debt instrument of the Company (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Stated Maturity equal to the Principal Amount of this Global Note and bearing [stated interest] [monthly payments] at the Monthly Payment Rate and (ii) a cash-settled forward contract linked to the level of the Reference Index, pursuant to which the Holder agrees to use the principal payment due on the Debt Instrument to make a payment to the Company in exchange for the right to receive a payment of the Redemption Amount on the Stated Maturity. The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:



CERTIFICATE OF AUTHENTICATION                                          Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the                [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, N.A., as Trustee                                  By:
                                                                          -----------------------------------------
                                                                                       Assistant Treasurer



By:                                                                    Attest:
   -----------------------------------------                                  -------------------------------------
         Authorized Officer                                                                      Secretary


ANNEX A

                                    FORM OF
                          OFFICIAL NOTICE OF EXERCISE


                           MERRILL LYNCH & CO., INC.
                          Medium-Term Notes, Series C
                   Monthly Income Strategic Return Notes(R)
             Linked to the [REFERENCE INDEX] due [STATED MATURITY]

Dated:

Merrill Lynch & Co., Inc.
95 Green St.
8th Floor
Jersey City, New Jersey 07302

Fax No.: (201) 671-3672
(Attn: Treasury)

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated,
as Calculation Agent
4 World Financial Center
25th Floor
New York, New York 10080

Fax No.: (212) 449-1897

JPMorgan Chase Bank, N.A.
4 New York Plaza
15th Floor
New York, New York 10004

Fax No.: (212) 623-6274
(Attn: Institutional Trust Services)

Dear Sir or Madam:

         The undersigned holder of the Medium-Term Notes, Series C, Monthly Income Strategic Return Notes(R) Linked to the [REFERENCE INDEX] which are due [STATED MATURITY] of Merrill Lynch & Co., Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the $ amount of Notes indicated below, as of the date hereof, provided that such day is within the applicable Exchange Notice Period and subject to the restrictions as set forth under "Exchange of the Notes Prior to the Maturity Date" as described in the Pricing Supplement dated [DATE] to the Prospectus Supplement and Prospectus dated [DATE]. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Exchange Amount shall be delivered in cash, in accordance with the terms of the Notes described in the Pricing Supplement.

Very truly yours,

-----------------------------
[Name of Holder]

By:_________________________________________
[Title]

---------------------------------------------
[Fax No.]

-------------------------------------------
$        amount of Notes surrendered for exercise of the right to receive the Exchange Amount

If you want the amount in cash made out in another person's name, fill in the form:

-----------------------------

(Insert person's soc. sec. or  tax ID no.)

-----------------------------

(Print or type person's name, address and zip code)

-----------------------------

Date: _______________________________

Your Signature:______________________________________

Receipt of the above Official
Notice of Holder's exchange right is hereby acknowledged

MERRILL LYNCH & CO., INC.,
as Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED,
as Calculation Agent

By JPMORGAN CHASE BANK, N.A.
as Trustee


By:_________________________________________________

   Title:

                 Date and time of acknowledgment ____________________




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                           ASSIGNMENT/TRANSFER FORM


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) _________
_____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) ____________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Date:
       --------------------      --------------------------------------
                                 NOTICE: The signature of the registered
                                 Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.



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